VirnetX Announces Up To $12.0 Million Private Placement

Funding for Microsoft Patent Infringement Litigation, Licensing and GABRIEL Beta Launch

SCOTTS VALLEY, Calif. – September 3, 2009 – VirnetX Holding Corporation (NYSE Amex: VHC), an innovative secure real-time communications and collaboration technology company, today announced that it has entered into definitive agreements for a private placement of its common stock and warrants to purchase common stock.  At the closing, the company will receive gross proceeds of $6.0 million and the investors will receive a short-term warrant (the Series III Warrant) giving the investors the right, during the 60-day period following effectiveness of the resale registration statement to be filed in connection with the financing, to purchase another $6.0 million of the company’s common stock at the same price paid at the closing.  In addition, the investors will receive a 5-year warrant (the Series I Warrant) covering 100% of the shares purchased at the closing and a warrant (the Series II Warrant) that affects the pricing of the shares purchased at the closing.  Dawson James Securities, Inc. acted as the company's exclusive placement agent for the financing.  The closing of the financing is subject to customary conditions.  Details concerning the terms of the financing and the warrants can be found in the Company’s Current Report on Form 8-K filed today with the SEC at www.sec.gov.

“We are extremely pleased with this round of funding on what we believe are terms favorable to the company and our current stockholders,” said Kendall Larsen president and CEO of VirnetX.  “This financing allows us to aggressively continue our litigation with Microsoft.  In addition, we feel these funds will assist our licensing program as potential licensees recognize that they are not funding our litigation efforts.  And finally, these funds will help ensure the much anticipated GABRIEL Connection Technology Beta launch in the fourth quarter of 2009.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any sale of these securities in any jurisdiction in which such offering would be unlawful. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About VirnetX

VirnetX Holding Corporation, a secure real-time communications and collaboration technology company, is engaged in commercializing its patent portfolio by developing a licensing program, as well as developing software products designed to create a secure environment for real-time communications such as instant messaging and Voice over Internet Protocol.  The Company’s patent portfolio includes over 25 U.S. and foreign patents and pending applications which specifically cover the Company’s unique GABRIEL Connection Technology. For more information, please visit http://www.virnetx.com.

Safe Harbor Agreement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2009.

Contact:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com